Allspring Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

March 1, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 2/28/2022		Estimated Sources of Distribution
		Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	Current Month ($)	0.07477	0.05877	0.01363	0.00000	0.00237
	Current Month (%)	100.00%	78.60%	18.20%	0.00%	3.20%
	Fiscal Year to Date ($)	0.44457	0.21777	0.02309	0.00000	0.20371

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

			Annualized		Cumulative
Data as of 1/31/2022	Fiscal YTD Dist	NAV	5-year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on NAV	Dist rate on NAV[1]	Return on NAV	Dist Rate on NAV[1]
ERH (FYE 8/31)	0.36980	13.06	8.63%	6.75%	0.82%	2.83%

[1]	As a percentage of 1/31 NAV

Allspring Utilities and High Income Fund

(ERH) CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

April 1, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

DATA AS OF 3/31/2022		ESTIMATED SOURCES OF DISTRIBUTION
		PER SHARE DISTRIBUTION	NII	LT GAINS	ST GAINS	PAID IN CAPITAL
ERH (FYE 8/31)	Current Month ($)	0.07512	0.06385	0.00000	0.00000	0.01127
	Current Month (%)	100.00%	85.00%	0.00%	0.00%	15.00%
	Fiscal Year to Date ($)	0.51969	0.28162	0.02309	0.00000	0.21498

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

DATA AS OF 2/28/2022			ANNUALIZED		CUMMULATIVE
			5-YEAR	FISCAL YTD	FISCAL YTD	FISCAL YTD
	FISCAL YTD DIST	NAV	RETURN ON NAV	DIST RATE ON NAV[1]	RETURN ON NAV	DIST RATE ON NAV[1]
ERH (FYE 8/31)	0.44457	12.80	7.60%	7.00%	-0.60%	3.47%

[1]	As a percentage of 2/28 NAV

Allspring Utilities and High Income Fund

(ERH) CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

May 2, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

DATA AS OF 4/30/2022		ESTIMATED SOURCES OF DISTRIBUTION
		PER SHARE DISTRIBUTION	NII	LT GAINS	ST GAINS	PAID IN CAPITAL
ERH (FYE 8/31)	Current Month ($)	0.07529	0.00000	0.00000	0.00000	0.07529
	Current Month (%)	100.00%	0.00%	0.00%	0.00%	100.00%
	Fiscal Year to Date ($)	0.59498	0.28162	0.02309	0.00000	0.29027

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

DATA AS OF 3/31/2022			ANNUALIZED		CUMMULATIVE
			5-YEAR	FISCAL YTD	FISCAL YTD	FISCAL YTD
	FISCAL YTD DIST	NAV	RETURN ON NAV	DIST RATE ON NAV[1]	RETURN ON NAV	DIST RATE ON NAV[1]
ERH (FYE 8/31)	0.51969	13.74	8.94%	6.51%	7.27%	3.78%

[1]	As a percentage of 3/31 NAV

Allspring Utilities and High Income Fund

(ERH) CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

June 1, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST),long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

DATA AS OF 5/31/2022		ESTIMATED SOURCES OF DISTRIBUTION
		PER SHARE DISTRIBUTION	NII	LT GAINS	ST GAINS	PAID IN CAPITAL
ERH (FYE 8/31)	Current Month ($)	0.07575	0.07575	0.00000	0.00000	0.00000
	Current Month (%)	100.00%	100.00%	0.00%	0.00%	0.00%
	Fiscal Year to Date ($)	0.67073	0.35737	0.02309	0.00000	0.29027

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

DATA AS OF 4/30/2022			ANNUALIZED		CUMMULATIVE
			5-YEAR	FISCAL YTD	FISCAL YTD	FISCAL YTD
	FISCAL YTD DIST	NAV	RETURN ON NAV	DIST RATE ON NAV[1]	RETURN ON NAV	DIST RATE ON NAV[1]
ERH (FYE 8/31)	0.59498	13.00	7.46%	6.90%	2.11%	4.58%

[1]	As a percentage of 4/30 NAV

Allspring Utilities and High Income Fund

(ERH) CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

July 1, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST),long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

DATA AS OF 6/30/2022		ESTIMATED SOURCES OF DISTRIBUTION
		PER SHARE DISTRIBUTION	NII	LT GAINS	ST GAINS	PAID IN CAPITAL
ERH (FYE 8/31)	Current Month ($)	0.07612	0.00000	0.00000	0.00000	0.07612
	Current Month (%)	100.00%	0.00%	0.00%	0.00%	100.00%
	Fiscal Year to Date ($)	0.74685	0.35737	0.02309	0.00000	0.36639

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

DATA AS OF 5/31/2022			ANNUALIZED		CUMMULATIVE
			5-YEAR	FISCAL YTD	FISCAL YTD	FISCAL YTD
	FISCAL YTD DIST	NAV	RETURN ON NAV	DIST RATE ON NAV[1]	RETURN ON NAV	DIST RATE ON NAV[1]
ERH (FYE 8/31)	0.67073	13.31	7.40%	6.74%	5.16%	5.04%

[1]	As a percentage of 5/31 NAV

Allspring Utilities and High Income Fund

(ERH) CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

August 1, 2022 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

DATA AS OF 7/31/2022		ESTIMATED SOURCES OF DISTRIBUTION
		PER SHARE DISTRIBUTION	NII	LT GAINS	ST GAINS	PAID IN CAPITAL
ERH (FYE 8/31)	Current Month ($)	0.07615	0.01411	0.00000	0.00000	0.06204
	Current Month (%)	100.00%	18.50%	0.00%	0.00%	81.50%
	Fiscal Year to Date ($)	0.82300	0.37148	0.02309	0.00000	0.42843

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

DATA AS OF 6/30/2022			ANNUALIZED		CUMULATIVE
			5-YEAR	FISCAL YTD	FISCAL YTD	FISCAL YTD
	FISCAL YTD DIST	NAV	RETURN ON NAV	DIST RATE ON NAV[1]	RETURN ON NAV	DIST RATE ON NAV[1]
ERH (FYE 8/31)	0.74685	12.38	6.26%	7.27%	-1.58%	6.03%

[1]	As a percentage of 6/30 NAV